UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a -12

ARGENTEX MINING CORPORATION
(Name of Registrant as Specified in its Charter)

_________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Argentex Mining Corporation
Suite 602 – 1112 West Pender Street
Vancouver, British Columbia V6E 2S1, Canada

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 10, 2008

Dear Stockholder:

Our annual meeting of stockholders will be held at the office of our law firm, Clark Wilson LLP, located at Suite 800, 885 West Georgia Street, Vancouver, British Columbia V6C 3H1, Canada, at 10:00 a.m., local time, on September 10, 2008 for the following purposes:

1.	To elect Kenneth Hicks, Colin Godwin, Jenna Hardy, Rich Thibault and Patrick Downey to serve as directors of our company;

2.	To ratify the appointment of Morgan & Company as our independent auditors for the fiscal year ending January 31, 2009;

3.	To approve our 2007 stock option plan; and

4.	To transact such other business as may properly come before the annual meeting and any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is July 18, 2008. Only stockholders of record at the close of business on that date may vote at the annual meeting or any adjournment thereof.

Whether or not you plan on attending the annual meeting, we ask that you complete, date, sign, and return the enclosed proxy card as promptly as possible. You may also vote your shares on the Internet or by telephone by following instructions on the proxy statement accompanying this notice. If your shares are held of record by a broker, bank, or other organization, please follow the voting instruction form sent to you by your broker, bank, or other organization in order to vote your shares.

Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank, or other organization and you wish to vote at the annual meeting, you must obtain a valid proxy issued in your name from that record holder.

Sincerely,

By Order of the Board of Directors

/s/ Kenneth Hicks
Kenneth Hicks
President

Vancouver, British Columbia
July 22, 2008

Argentex Mining Corporation
Suite 602 – 1112 West Pender Street
Vancouver, British Columbia V6E 2S1, Canada

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS OF ARGENTEX MINING CORPORATION
TO BE HELD ON SEPTEMBER 10, 2008

The accompanying form of proxy is solicited on behalf of the Board of Directors (the “Board”) of Argentex Mining Corporation. (“we”, “us”, “our” or “Argentex”), to be used at our annual meeting of stockholders to be held at the office of our law firm, Clark Wilson LLP, located at Suite 800, 885 West Georgia Street, Vancouver, British Columbia V6C 3H1, Canada, at 10:00 a.m., local time, on September 10, 2008 and any adjournment thereof, for the purposes set forth in the accompanying notice of meeting.

This proxy statement, accompanying form of proxy, notice of meeting and annual report to stockholders for the fiscal year ended January 31, 2008, are expected to be first mailed to stockholders of record on or about August 1, 2008. The Board is soliciting your proxy to give all stockholders of record the opportunity to vote on matters that will be presented at the annual meeting. This proxy statement provides you with information on these matters to assist you in voting your shares.

We will bear the expense of this solicitation. In addition to solicitation by use of the mail, certain of our directors, officers and regular employees may solicit the return of proxies by telephone, facsimile or other means. Requests will also be made of brokerage houses and custodians, nominees or fiduciaries to forward proxy material at our expense to the beneficial owners of stock held of record by such persons. Our transfer agent, Computershare Trust Company, N.A., has agreed to assist us in the tabulation of proxies and the counting of votes at our annual meeting.

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

Record Date

Only stockholders of record as of the close of business on July 18, 2008 are entitled to receive notice of, and to attend and vote at, our annual meeting. As of July 18, 2008, there were 31,465,552 shares of our common stock issued and outstanding. We have no other voting securities outstanding. Each stockholder of record on July 18, 2008 is entitled to one vote for each share of our common stock held with respect to all matters presented at the annual meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Voting

The manner in which your shares of common stock may be voted depends on how your shares are held.

Stockholder of Record: Shares Registered in Your Name

If you own shares of record, meaning that your shares of common stock are represented by certificates or book entries in your name so that you appear as a stockholder on the records of our stock transfer agent, Computershare Trust Company, N.A., you are a stockholder of record.

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy whether or not you attend the annual meeting. You can vote by proxy in three ways:

  by mail – You may vote by mail by completing, signing and dating the enclosed proxy card as soon as possible and returning it in the enclosed postage-paid envelope. You should not send the proxy card to our company, but to our stock transfer agent, Computershare Trust Company, N.A., at Proxy Services, c/o Computershare Investor Services, P.O. Box 43101, Providence, RI 02940- 5067. A pre-addressed, postage-paid envelope is provided for this purpose;

  by telephone – You may vote by telephone by dialing the toll free number on the enclosed proxy card and casting your vote according to the instructions given to you on the telephone; or

  on the Internet – You may vote on the Internet by visiting the website shown on the enclosed proxy card.

Shares of common stock for which proxy cards are properly voted on the Internet, by telephone, or properly executed and returned, will be voted at the annual meeting in accordance with the directions given or, in the absence of directions, will be voted “For” the election of each of the nominees for directors named herein, “For” the ratification of the appointment of Morgan & Company as our independent auditors for the fiscal year ending January 31, 2009, and “For” the approval of our 2007 stock option plan. It is not expected that any other matters will be brought before the annual meeting. If, however, other matters are properly presented, the persons named as proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

You may still attend the meeting and vote in person even if you have already voted by proxy. If you attend the annual meeting, any previous votes that you submitted will be superseded by the vote that you cast at the annual meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If at the close of business on the record date, your shares of common stock were not issued directly in your name, but rather were held in an account at a brokerage firm, bank or other organization, then you are a beneficial owner of shares held in “street name.” The broker, bank or other organization holding your shares in that account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other organization on how to vote the shares in your account.

If you are a beneficial owner of shares held in street name, your broker, bank, or other organization will send you a voting instruction form to use in voting your shares. Please follow the voting instruction form sent to you by your broker, bank, or other organization in order to vote your shares.

To vote in person at the annual meeting, you must obtain a valid proxy issued in your name from your broker, bank, or other organization. Please follow the instructions from your broker, bank or other organization, or contact your broker, bank or other organization to request a proxy form.

Votes Counted; Abstentions; Broker Non-Votes

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For” and “Withheld” votes with respect to the election of directors and, with respect to any proposals other than the election of directors, “For”, “Against”, and “Abstain” votes, and broker non-votes. Withholding or abstaining will have the effect of votes against the election of directors or any other proposals. Broker non-votes will be disregarded and will have no effect on the outcome of any vote at the meeting. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.

If your shares of common stock are held by your broker, bank or other organization (that is, in “street name”) and you do not give instructions to your broker, bank, or other organization to vote your shares, under the rules that govern brokers who are record owners of shares that are held in street name for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote them on non-routine matters. Proposal One (election of directors) and Proposal Two (ratification of independent auditors) are routine matters. Proposal Three (the approval of the 2007 stock option plan) is a non-routine matter.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. The required quorum for the transaction of business at the annual meeting is the presence in person or by proxy of stockholders entitled to cast at least one third of the shares entitled to vote at the meeting as of the record date. Shares of common stock entitled to vote and represented at the annual meeting by proxy or in person will be tabulated by the inspector of elections appointed for the annual meeting and counted towards the quorum. Abstentions and broker non-votes will also be counted towards the quorum requirement. If there is no quorum, the officer presiding at the meeting will have power to adjourn the meeting from time to time until a quorum will be present.

Vote Required

With respect to the election of directors, each nominee for director receiving more votes “For” than votes “Withheld” will be elected as a director. Shares not present in person or represented by proxy will have no effect on the election of directors.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting will be required to (i) ratify the appointment of Morgan & Company as our independent auditors for the fiscal year ending January 31, 2009 and (ii) approve the 2007 stock option plan. Abstentions will have the effect of a vote against approval of the 2007 stock option plan and against the ratification of Morgan & Company as our independent auditors. Broker non-votes will have no effect on the outcome of the vote on any of the proposals.

In the absence of instructions, shares of common stock represented by valid proxies will be voted in accordance with the recommendations of the Board as shown on the proxy.

Revocability of Proxies

A stockholder giving a proxy may revoke it at any time before it is voted by delivering to our President, at Suite 602-1112 Pender Street, Vancouver, British Columbia V6E 2S1, Canada, a written notice of revocation or a duly executed proxy bearing a later date, or by appearing at the annual meeting and voting in person. Attendance at the annual meeting will not, by itself, be sufficient to revoke a proxy. Any stockholder owning common stock in street name wishing to revoke his or her voting instructions must contact the broker, bank, or other organization that holds his or her shares and obtain a valid proxy from such broker, bank, or other organization to vote such shares in person at the annual meeting.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

  Proposal 1: FOR the election of all five nominees for our directors.

  Proposal 2: FOR the ratification of the appointment of Morgan & Company as our independent auditors for the fiscal year ending January 31, 2009.

  Proposal 3: FOR the approval of our 2007 stock option plan.

What are my choices when voting?

  Proposal 1: You may cast your vote in favor of electing the nominees as our directors or withhold your vote on one or more nominees.

  Proposals 2 and 3: You may cast your vote in favor of or against each proposal, or you may elect to abstain from voting your shares.

Dissenting Stockholder Rights

Dissenting stockholders have no appraisal rights under Delaware law, or under our Articles of Incorporation or our bylaws in connection with the matters to be voted on at the annual meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of July 21, 2008, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, by each of our current directors and executive officers, and by a nominee for director. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percentage of Class(2)
Kenneth Hicks Suite 602, 1112 West Pender Street Vancouver, British Columbia V6E 2S1 Canada	common stock	2,441,667(3)	Direct/ Indirect	7.47%
Hamish Malkin Suite 602, 1112 West Pender Street Vancouver, British Columbia V6E 2S1 Canada	common stock	200,000(4)	Direct	0.63%
Jenna Hardy Suite 602, 1112 West Pender Street Vancouver, BC V6E 2S1	common stock	200,000(5)	Direct	0.63%
Colin Godwin Suite 602, 1112 West Pender Street Vancouver, British Columbia V6E 2S1 Canada	common stock	300,000(6)	Direct	0.94%
Richard Thibault Suite 602, 1112 West Pender Street Vancouver, British Columbia V6E 2S1 Canada	common stock	200,000(7)	Direct	0.63%
Diego Guido INREMI (Mineral Resources Institute) Natural Science and Museum Faculty La Plata University Calle 64 Nº 3 (1900) La Plata, Argentina	common stock	150,000(8)	Direct	0.48%
Orlando Rionda Radio Santiago del Estero 3051 Barrio Intersindieal Salta, Salta Province, 4400, Argentina	common stock	150,000(9)	Direct	0.48%
Patrick Downey P.O. Box 10434, Pacific Centre Suite 1950 - 777 Dunsmuir Street Vancouver, British Columbia, V7Y 1K4 Canada	common stock	400,000(10)	Indirect	1.26%

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percentage of Class(2)
Cede & Co PO Box 222 Bowling Green Station New York, NY 10274	common stock	16,993,905	Indirect	54.01%
Roytor & Co FBO Passport Materials Master Fund LP 200 Bay Street Sl Level Toronto, Ontario M5J 2J5 Canada	common stock	1,800,000	Indirect	5.72%
Chaudion Holdings Ltd. Edificio High – Tech Plaza, Penthouse CAlle 53, Obarrio Apartado Postal 0823-0317 Ciudad de Panama, Republica de Panama	common stock	1,623,432	Direct	5.16%
Total Directors and Officers as a group		3,641,667		10.77%

(1)

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within 60 days, would be counted as outstanding for computing the percentage of the person holding such options or warrants but not counted as outstanding for computing the percentage of any other person.

(2)

Based on 31,465,522 shares of common stock issued and outstanding as of July 21, 2008. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(3)

Includes 333,334 stock options and 900,000 share purchase warrants which may be exercised into common shares. 900,000 share purchase warrants are held by Frontera Geological Services Ltd., a company that is wholly-owned by Mr. Hicks.

(4)	Includes 200,000 stock options which may be exercised into common shares.
(5)	Includes 200,000 stock options which may be exercised into common shares.
(6)	Includes 300,000 stock options which may be exercised into common shares.
(7)	Includes 200,000 stock options which may be exercised into common shares.
(8)	Includes 100,000 stock options which may be exercised into common shares.
(9)	Includes 100,000 stock options which may be exercised into common shares.
(10)	Includes 100,000 stock options and 100,000 stock purchase warrants which may be exercised into common shares.

PROPOSAL ONE: ELECTION OF DIRECTORS

Our bylaws provide that the number of directors shall be determined by resolution of the Board or by the stockholders at the annual meeting, provided that the number of directors may be not less than one (1) or more than eight (8). All of our current directors are standing for re-election at our annual meeting. Each director who is elected will hold office until the next annual meeting of stockholders and until his successor is elected and qualified. Any director may resign his office at any time and may be removed at any time by the majority of vote of the stockholders. Each nominee has consented to being named in this proxy statement and to serve if elected. We have no reason to believe that any of the nominees will be unable to serve if elected, but if any of them should become unable to serve as a director, and if the Board designates a substitute nominee, the persons named in the accompanying proxy will vote for the substitute nominee designated by the Board, unless a contrary instruction is given in the proxy.

NOMINEES

The persons nominated to be directors are listed below. All of the nominees except for Patrick Downey are currently our directors. The following information is submitted concerning the nominees named for election as directors:

Name of Nominee	Age	Position	Date of first Appointment or
			Election
Kenneth Hicks	48	Director and President	February 11, 2004
Colin Godwin	69	Director	May 24, 2005
Jenna Hardy	55	Director	February 7, 2006
Rick Thibault	52	Director	February 9, 2006
Patrick Downey	48	Nominee for Director	Not Applicable

INFORMATION AS TO DIRECTORS AND NOMINEE

Set forth below is a brief description of the background and business experience for the past five years of our directors and a nominee for director:

Kenneth Hicks, Director and President

Mr. Hicks was our Vice President (Exploration) from February 11, 2004 until May 26, 2005, at which date he was appointed President of our company. He is a graduate of the University of British Columbia, holding a B.Sc. (Honours) Geology Degree. Since graduating in 1982, Mr. Hicks has practiced his profession as a geologist throughout North and South America for major mining companies such as Falconbridge Limited, mid-tier copper-gold producers such as Imperial Metals Corporation, as well as junior exploration companies. Since 1996 Mr. Hicks has worked extensively in South America, focusing primarily on Argentina, where he has consulted for a number of junior companies.

Mr. Hicks is a registered member of the Association of Professional Engineers and Geoscientists of British Columbia, as well as the Society of Economic Geologists and the Association for Mineral Exploration BC. Mr. Hicks recently resigned from the board of directors of Prominex Resource Corp., a TSX Venture Exchange listed junior resource company with properties in Newfoundland, Canada.

Colin Godwin, Director

Dr. Godwin is Professor Emeritus at the University of British Columbia, where he taught the exploration and geology of mineral deposits from 1975 until he retired in 1999. Since June 1, 2000, Dr. Godwin has been a director of Rome Resources Ltd. (TSX-V: RMR), and he has been its President since May 2002. He has published more than one hundred papers, approximately thirty-five of which were professionally adjudicated. Dr. Godwin was a founding director of International Geosystems Ltd. and became involved in the development of the GEOLOG System, one of the first computer based schemes for capturing and using data from exploration-development work, especially drill holes.

Recently, Dr. Godwin has conducted: (i) exploration programs in Mexico, Argentina, Yukon, Nevada, Nicaragua, Honduras and Costa Rica, (ii) drilling projects in Nevada and Mexico, and (iii) property examinations in Argentina, Mexico, Northwest Territories, Nevada, Costa Rica, Ecuador and India. Dr. Godwin is a registered P. Eng and P. Geo with the Association of Professional Engineers and Geoscientists of British Columbia.

Jenna Hardy, Director

Ms. Hardy is an accomplished mining professional with extensive experience in project management, corporate due diligence and governance, property exploration and evaluation as well as environmental compliance.

From 1996 through 2004, Ms. Hardy served as the Manager of Health Safety Environment with Pan American Silver Corp. where she was responsible for corporate oversight of health, safety and environmental issues at operating subsidiaries in Peru, Mexico and Bolivia, as well as development projects in Argentina, Canada and the USA. In 2004, Ms. Hardy reactivated a consulting company that she founded in 1986 and currently provides environmental, corporate development and corporate governance services to clients consisting primarily of junior natural resource companies working in Mexico and Canada. Since late 2004, she has been a member of Capstone Mining Corp.’s technical advisory board, providing guidance with respect to regulatory and environmental compliance in connection with the expansion of the San Roberto mine in Zacatecas, Mexico. Since 2005, she has been consulting with Belcourt Saxon Coal limited partnership as Director Environment Regulatory. Belcourt Saxon Coal is developing coal projects in British Columbia, Canada.

Ms. Hardy holds an Executive MBA from Simon Fraser University, and an M.Sc. (Economic Geology) and a B.Sc. (Geology) both from the University of Toronto. Ms. Hardy is a member of the Association of Professional Engineers and Geoscientists of British Columbia.

Rick Thibault, Director

Mr. Thibault is a registered P. Eng. with the Association of Professional Engineers, Geologists and Geophysicists of Alberta. Mr. Thibault has 28 years of operations, management and consulting experience in North and South America, including nine years in Argentina.

Over the past six years, Mr. Thibault has been providing mining engineering services to international clients active in Argentina, Chile and throughout Latin America. Before becoming a consultant, Mr. Thibault was the Managing Director of an operating industrial minerals mine in northwestern Argentina. Mr. Thibault holds a B.A.Sc. (Honors) in Mining Engineering from Queen’s University (Kingston, Ontario, Canada) and is fluent in English, Spanish and French. Mr. Thibault is the Chairman of the Industrial Minerals Society of the Canadian Institute of Mining, Metallurgy and Petroleum.

Mr. Thibault is a member of the Association of Professional Engineers and Geoscientists of Alberta and Chairman of the Industrial Minerals Society of the Canadian Institute of Mining, Metallurgy and Petroleum.

Patrick Downey, Nominee for Director

Mr. Downey has been President, CEO, and director of Aura Minerals, Inc., a TSX-listed company that is actively exploring and developing properties in Brazil, since April 4, 2007 and brings with him over 25 years of international experience in the resource industry. Mr. Downey was President, CEO and Director of Viceroy Exploration Ltd. prior to its acquisition by Yamana Gold Inc. in 2006 for CDN$600 million. Prior to that, he was President of Consolidated Trillion Resources Ltd. and Oliver Gold Corporation, where he negotiated the successful merger to form Canico Resource Corp., which was purchased in 2006 by Companhia Vale do Rio Doce for over $800 million. He has held senior engineering positions at several large-scale gold mining operations and has also held operating positions at several mining projects for Anglo American Corporation in South Africa. Mr. Downey is also a director of Mundoro Mining Inc., Corex Gold Corporation, Magnum Uranium Corp., and Zoloto Resources, and Novagold Resources Inc.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES SET FORTH IN PROPOSAL ONE.

EXECUTIVE OFFICERS

Our executive officers are elected by the Board and serve at the pleasure of the Board. The following table and information sets forth the names and positions of our current executive officers who are not our directors:

Name of Nominee	Age	Office	Date of first Appointment or Election
Hamish Malkin	59	Chief Financial Officer	December 13, 2005
Diego Guido	34	Vice President, Exploration	July 1, 2008
Orlando Rionda(1)	41	Legal Representative	June 1, 2005

(1)

Mr. Rionda is not technically an executive officer of our company but the nature of his position as our legal representative in Argentina charges him with responsibility for interaction with government officials, drilling companies, our local lawyers and others, which frequently requires that he exercise judgment and make decisions that might usually be considered and decided by executive level officers. For this reason, we believe that he is deemed to be an executive officer of our company and we have included disclosure about him in this discussion.

Hamish Malkin, Chief Financial Officer

Mr. Malkin is a Chartered Accountant and a member of the Canadian Institute of Chartered Accountants and the Institute for Chartered Accountants of British Columbia. Mr. Malkin has been a consultant since April, 2003, providing chief financial officer services. Prior to 2003, Mr. Malkin held senior financial positions in the resource, entertainment and commercial real estate industries. Mr. Malkin is also currently the chief financial officer of Entrée Gold Inc. (TSX: ETG; AMEX: EGI; Frankfurt: EKR), a Canadian company reporting in both the United States and Canada, a director and the chief financial officer of American Uranium Corporation (OTCBB:AUUM) a United States reporting company, and a director and the chief financial officer of Dagilev Capital Corp. (TSXV: DCC) a Canadian reporting company.

Diego Guido, Vice President, Exploration

Prior to his appointment as our Vice President, Exploration effective July 1, 2008, Dr. Guido served as our Senior Technical Advisor in Argentina. Dr. Guido supervises the geological aspects of data compilation, interpretation and design of exploration programs for detail mapping, reconnaissance exploration and drill targeting on a full time basis.

In 2002, Dr. Guido received his Ph.D. in Natural Science (Geology) from the Natural Science and Museum Faculty of the La Plata National University in La Plata, Argentina. His dissertation was on the Geology and metallogeny of eastern Deseado Massif region, Santa Cruz province. Dr. Guido also received his P.Geo from the La Plata National University (1996). Dr. Guido holds a B.A. in Economic Orientation from the Antonio Mentruyt Institute in Argentina (1990). Dr. Guido is a researcher at the Argentinean National Commission of Scientific and Technical Research (CONICET) in Argentina and is a lecturer in Ore Deposits Geology at the Natural Science and Museum Faculty of La Plata National University.

Orlando Rionda, Legal Representative

Mr. Rionda began working with our company as our project coordinator and field manager in Argentina in March of 2004. He is currently our ‘legal representative’ in Argentina, and is responsible for many of the day-to-day decisions that our company must make at a local level about our presence in Argentina. From 2002 until March of 2004, he worked as an independent contractor on various hydrological projects in Argentina and Chile. From January 1999 through December, 2001, he served as a logistical supervisor for Falcon Drilling Ltd. in Argentina for various diamond drilling projects, including Gualcamayo, Diabillios, San Simon and Mina La Mejicana. Mr. Rionda has completed various post-secondary courses in hydrochemistry.

Family Relationship

There are no family relationships between any director, nominee for director or executive officer.

Involvement in Certain Legal Proceedings

None of our directors, nominee for director, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Transactions with Related Persons, Promoters and Certain Control Persons

Except as disclosed below, since the beginning of the year ended January 31, 2007, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years ($116,227.69) in which any of our directors, nominees for directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

On April 13, 2007, we entered into a consulting agreement with Frontera Geological Services Ltd., a company that is wholly-owned by our President, Ken Hicks. Under the agreement, Frontera Geological Services Ltd. has agreed to make Mr. Hicks available to us on a substantially full-time basis (approximately 80% of his working hours) to serve as our President for a term of two years from the date of the agreement. In exchange, we agreed to pay a fee to Frontera Geological Services Ltd. consisting of cash in the amount of approximately $7,684 (CDN$9,000) per month and we agreed to issue to Mr. Hicks 900,000 share purchase warrants. Each share purchase warrant may be exercised into one common share of our company at an exercise price of $1.25 until they expire on April 13, 2012. If (a) during the period beginning on April 13, 2007 and expiring on April 13, 2008, our income is equal to or greater than $5,000,000 (U.S.) from all sources (including revenue from operations, sale of properties or any interest therein, sale of equity and similar income but excluding income from the sale of debt securities), or (b) during the period beginning on April 13, 2007 and expiring on April 13, 2009, the average price for one of our common shares on any single market for 20 consecutive trading-days equals or exceeds $3.00 (U.S.) then, in either of such events, we have agreed to issue to Mr. Hicks, as an incentive bonus, 250,000 of our common shares. Mr. Hicks is currently entitled to receive these common shares because the condition stated in subparagraph (a) above has been met. These common shares have not yet been issued. The term of this agreement commenced on April 13, 2007 and expires April 13, 2009. On April 13, 2007, we issued 900,000 share purchase warrants to Mr. Hicks as required by this consulting agreement.

On July 5, 2005, we granted to Mr. Hicks 500,000 options to purchase shares of our common stock at an exercise price of $0.50 per share expiring on June 26, 2015. The exercise price of these options was repriced to $0.25 on December 13, 2005. Also on July 5, 2005, we granted Mr. Hicks 500,000 options to purchase shares of our common stock at an exercise price of $0.10 per share expiring on June 26, 2015. The exercise price of these options was repriced to $0.25 on December 13, 2005. On February 7, 2006 we granted to Mr. Hicks 200,000 options to purchase shares of our common stock at an exercise price of $0.49 per share expiring on February 7, 2011.

On May 5, 2006 we issued 200,000 shares of our common stock to Mr. Hicks upon the exercise of options. The options were exercisable at an exercise price of $0.25 per share. On March 12, 2007, Mr. Hicks exercised 418,395 options that were exercisable at an exercise price of $0.25 per share and, accordingly, we issued 418,395 shares of our common stock. Payment for the exercise of 376,739 of 418,395 options was made by applying the outstanding balance of a debt due from our company to Mr. Hicks evidenced by a promissory note made by our company on July 1, 2006. At the date of exercise, we owed Mr. Hicks principal and accrued interest of approximately $94,184.93 (CDN$104,175.34) . This promissory note has now been cancelled. Payment for the balance of 418,395 options was made by applying $10,414 due to Mr. Hicks for reimbursable expenses. On April 2, 2007, Mr. Hicks exercised 248,271 options and, accordingly, we issued 248,271 shares of our common stock to Mr. Hicks. Of the 248,271 options, 48,271 had an exercise price of $0.25 per share and 200,000 had an exercise price of $0.49 per share. All the remaining options owned by Mr. Hick have vested.

On July 1, 2006, Mr. Hicks made a loan in the principal amount of CDN$100,000 to our company, which was evidenced by a demand promissory note bearing simple interest at six percent (6%) (this loan was repaid on March 12, 2007, when Mr. Hicks applied the balance owed as against the exercise price of options to purchase shares of our common stock).

In March of 2006, we entered into a written consulting agreement with Hamish Malkin dated as of November 1, 2005. This written agreement confirmed the terms of our oral agreement with Mr. Malkin dated on or about November 1, 2005, whereby he agreed to act as our Chief Financial Officer and we agreed to pay him a consulting fee of approximately $1,039 (CDN $1,200) per month during the months of November and December of 2005 and a consulting fee of approximately $2,500 (CDN $2,500) per month for each month during calendar year 2006. In this agreement, we also agreed to grant to Mr. Malkin options to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $0.25 per share. Although this written agreement has expired, Mr. Malkin continues to act as our Chief Financial Officer (and our principal accounting and financial officer) and we continue to pay Mr. Malkin a cash consulting fee for those services. As required by our written agreement with him, on December 13, 2005, we issued options to purchase 200,000 shares of our common stock to Mr. Malkin at an exercise price of $0.25 per share. These options will expire on December 13, 2009.

We have an oral agreement with our bookkeeper, Jie Fang, pursuant to which Ms. Fang keeps our accounting records on an as-needed basis at an hourly rate of approximately $37 (CDN $37.50) per hour.

We also have an oral consulting agreement with Diego Guido, who was appointed as our Vice President, Exploration effective July 1, 2008. He supervises the geological aspects of data compilation, interpretation and design of exploration programs for detail mapping, reconnaissance exploration and drill targeting. Until June, 2008, Mr. Guido worked for us on an “as-required” basis and we paid him at a daily rate for time spent. Since June, 2008, he has begun to work for us on a full time basis and we have paid him $7,000 per month. In addition to this compensation, on December 7, 2006 we awarded to Mr. Guido an incentive bonus in the form of 15,000 shares of our common stock and, on May 11, 2007, we awarded to Mr. Guido an additional incentive bonus in the form of 35,000 shares of our common stock. On December 13, 2005 we granted to Mr. Guido 50,000 options to purchase shares of our common stock at an exercise price of $0.25 per share. These options have all vested and expire on December 13, 2009. On March 10, 2006, we granted to Mr. Guido 50,000 options to purchase shares of our common stock at an exercise price of $0.62 per share. These options have all vested and expire on March 10, 2010.

Our subsidiary, SCRN Properties Ltd., employs Orlando Rionda as its full-time legal representative in Argentina. Mr. Rionda performs administrative tasks on a full-time basis and looks after our local claims management, accounting, field logistical support, legal administration, field staffing and other matters in

Argentina. Until June, 2008, our subsidiary paid Mr. Rionda at a rate of $75 per day for each day worked in the office and $150 per day for each work day spent in the field. Since June, 2008, our subsidiary has paid him $5,000 per month. In addition to this compensation, on December 7, 2006, we awarded to Mr. Rionda an incentive bonus in the form of 15,000 shares of our common stock and, on May 11, 2007, we awarded to Mr. Rionda an additional incentive bonus in the form of 35,000 shares of our common stock. On June 27, 2005, we granted to Mr. Rionda 50,000 options to purchase shares of our common stock at an exercise price of $0.25 per share. These options have all vested and expire on June 26, 2010. On March 10, 2006, we granted to Mr. Rionda 50,000 options to purchase shares of our common stock at an exercise price of $0.62 per share. These options have all vested and expire on March 10, 2010.

On November 13, 2007, we issued 100,000 options to Patrick Downey, a nominee for director, pursuant to our 2007 Stock Option Plan with an exercise price of $1.13 per share. These options expire on November 13, 2012. These options may not be exercised until we have obtained the approval of the 2007 Stock Option Plan by our stockholders. On March 20, 2008, we sold 200,000 units to Mr. Downey at a purchase price of $1.25 per unit for gross proceeds of $250,000. Each unit consists of one common share and one-half of one non-transferable share purchase warrant exercisable at $1.60 until September 20, 2009.

On February 7, 2006, we granted Colin Godwin, our director, 200,000 options to purchase shares of our common stock at an exercise price of $0.49. These options have all vested and expire on February 7, 2011.

On February 7, 2006, we granted Jenna Hardy, our director, 200,000 options to purchase shares of our common stock at an exercise price of $0.49. These options have all vested and expire on February 7, 2011.

On February 9, 2006, we granted Richard Thibault, our director, 200,000 options to purchase shares of our common stock at an exercise price of $0.58. These options have all vested and expire on February 9, 2011.

Policies and Procedures with Respect to Transactions with Related Persons

Under our audit committee charter, our audit committee is required to review transactions with related persons, such as transactions with any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock. Also it has been our policy for the Board to approve any transactions with related persons.

Under our Code of Ethics, our audit committee is empowered to enforce our Code of Ethics, including provisions relating to conflicts of interests. Under our Code of Ethics, our officers, directors, and employees are expected to avoid any action that may involve, or may appear to involve, a conflict of interest with our company. Our officers, directors and employees are expected not to have any financial or other business relationships with suppliers, customers or competitors that might impair, or even appear to impair, the independence of any judgment they may need to make on behalf of our company. Also our officers, directors and employees are under a continuing obligation to disclose any situation that presents the possibility of a conflict or disparity of interest between the officer, director or employee and our company.

Corporate Governance

Public Availability of Corporate Governance Documents.

Our key corporate governance documents, including our Code of Ethics and the charters of our audit committee, compensation committee and nominating committee are:

  available on our corporate website;
  available in print to any stockholder who requests them from our President; and
  certain of them are or will be filed as exhibits to our securities filings with the SEC.

Code of Ethics

Our board of directors has established a Code of Ethics and Business Conduct of Officers, Directors and Employees which applies to all of our officers, directors and employees. The Code of Ethics is intended to meet the requirements for a code of ethics under the Sarbanes-Oxley Act of 2002, or “SOX”, and the TSX Venture Exchange, and is specifically applicable to our principal executive officer, principal financial and accounting officer and controller or persons performing similar functions. Among other matters, the Code of Ethics is designed to deter wrongdoing and to promote:

  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
  ethical and fair dealing with our financial institutions, suppliers, vendors, competitors, agents and employees;
  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
  compliance with applicable governmental laws, rules and regulations;
  lawful and ethical conduct when dealing with public officials and government entities;
  prompt internal reporting of violations of the Corporate Code of Conduct to appropriate persons identified in the code; and
  accountability for adherence to the Code of Ethics.

Waivers to the Code of Ethics may be granted only by our full board of directors. In the event that our board of directors grants any waiver of the elements listed above to any of our directors or officers, we expect to announce the waiver within four business days on the corporate governance section of our website at www.argentexmining.com.

Director Independence

Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. All of our current directors except for Kenneth Hicks, our President, are independent as that term is defined by NASDAQ Rule 4200(a)(15).

Meeting and Committee of the Board of Directors

During the fiscal year ended January 31, 2008, our Board held at least two meetings and each director attended all of the meetings of the Board and the committees upon which such member served. It is our policy to invite directors to attend the annual meeting of stockholders.

A majority of the directors required to establish a quorum were present at all meetings either in person or by teleconference. The Board had four (4) standing committees during the year: the audit committee, the compensation committee, the nominating committee and the disclosure committee.

Audit Committee	Compensation	Nominating Committee	Disclosure Committee
Committee
Jenna Hardy*	Rick Thibault*	Jenna Hardy*	Kenneth Hicks
Rick Thibault	Jenna Hardy	Rick Thibault	Jenna Hardy
Colin Godwin

*Indicates the Chair of the Committee.

Audit Committee and Audit Committee Financial Expert

Effective March 31, 2006, our board of directors created an audit committee and adopted an audit committee charter. On that same date we appointed Jenna Hardy, Richard Thibault and Colin Godwin as members of our audit committee. However, our board of directors has determined that we do not have a member of our audit committee that qualifies as an "audit committee financial expert" as defined in Item 407(5) of Regulation S-K. All of the members of our audit committee are "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. We do not have an audit committee financial expert because we believe that the members of our audit committee are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

Our audit committee operates pursuant to a written charter adopted by our board of directors, a copy of which is on the corporate governance section of our website at www.argentexmining.com. Among other things, the charter calls upon the audit committee to:

  oversee our auditing, accounting and control functions, including having primary responsibility for our financial reporting process;
  monitor the integrity of our financial statements to ensure the balance, transparency and integrity of published financial information;
  monitor our outside auditors’ independence, qualifications and performance;
  monitor our compliance with legal and regulatory requirements; and
  monitor the effectiveness of our internal controls and risk management system.

It is not the duty of our audit committee to determine that our financial statements are complete and accurate and in accordance with generally accepted accounting principles. Our management is responsible for preparing our financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. Our audit committee does, however, consult with management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, our audit committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of our independent registered public accounting firm and approving professional services provided by them.

Having been formed in March 2006, our audit committee did not meet during the year ended January 31, 2006. Our audit committee convened its first meeting on April 26, 2007. Our audit committee conducted one meeting during the year ended January 31, 2008.

Compensation Committee

Effective March 31, 2006, our board of directors created a compensation committee. Our board of directors adopted a compensation committee charter and appointed Richard Thibault and Jenna Hardy as members of our compensation committee. Our board of directors has determined that all of the compensation committee members qualify as:

  “independent” under TSX Venture Exchange and SEC independence standards; and
  “non-employee directors” under Exchange Act Rule 16b-3;

Our compensation committee operates pursuant to a written charter adopted by our board of directors, a copy of which is available on the corporate governance section of our website at www.argentexmining.com. Among other things, the charter calls upon the compensation committee to:

  determine our compensation policy and all forms of compensation for our officers and directors;
  review bonus and stock and incentive compensation arrangements for our other employees; and
  administer our stock option.

During the year ended January 31, 2008, our compensation committee had one meeting.

Nominating Committee

Effective March 31, 2006, our board of directors created a nominating committee. Our board of directors adopted a compensation committee charter and appointed Jenna Hardy and Richard Thibault as members of our compensation committee. Our board of directors has determined that all members of the nominating committee qualify as “independent” under TSX Venture Exchange and SEC independence standards.

Our nominating committee operates pursuant to a written charter adopted by our board of directors, a copy of which is available on the corporate governance section of our website at www.argentexmining.com. Among other things, the charter calls upon our nominating committee to:

  oversee our director nomination functions;
  develop criteria for selecting new directors and to identify individuals qualified to become members of our board of directors and members of the various committees of our board of directors; and
  recommend director nominees to our board of directors for election at the annual meeting of stockholders;

During the year ended January 1, 2008, our nominating committee had one meeting.

Disclosure Policy and Disclosure Committee.

Our board of directors has also established our Disclosure Policy and Disclosure Committee in connection with the officer certifications required under Section 302 of SOX. The Disclosure Policy facilitates our compliance with SEC disclosure requirements regarding disclosure made by us to our stockholders and the investment community. The disclosure committee assists us in ensuring that all of the disclosures made by us to our stockholders, the investment community and the SEC are made in compliance with all relevant laws, rules and regulations and consistent with the Disclosure Policy. The members of the disclosure committee are Kenneth Hicks and Jenna Hardy.

Executive Compensation

The particulars of compensation paid to the following persons:

(a)	our principal executive officers;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended January 31, 2008; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, of our fiscal years ended January 31, 2008 and 2007, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officer, whose total compensation does not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Kenneth Hicks Chairman of the Board, President, Secretary and Treasurer	2008 2007	Nil Nil	Nil Nil	Nil Nil	712,000 120,797	Nil Nil	Nil Nil	113,921 95,086	825,921 215,883

Employment/Consulting Agreements

On April 13, 2007, we entered into a consulting agreement with Frontera Geological Services Ltd., a company that is wholly-owned by our President, Ken Hicks. Under the agreement, Frontera Geological Services Ltd. has agreed to make Mr. Hicks available to us on a substantially full-time basis (approximately 80% of his working hours) to serve as our President for a term of two years from the date of the agreement. In exchange, we agreed to pay a fee to Frontera Geological Services Ltd. consisting of cash in the amount of approximately $7,684 (CDN$9,000) per month and we agreed to issue to Mr. Hicks 900,000 share purchase warrants. Each share purchase warrant may be exercised into one common share of our company at an exercise price of $1.25 until they expire on April 13, 2012. If (a) during the period beginning on April 13, 2007 and expiring on April 13, 2008, our income is equal to or greater than $5,000,000 (U.S.) from all sources (including revenue from operations, sale of properties or any interest therein, sale of equity and similar income but excluding income from the sale of debt securities), or (b) during the period beginning on April 13, 2007 and expiring on April 13, 2009, the average price for one of our common shares on any single market for 20 consecutive trading-days equals or exceeds $3.00 (U.S.) then, in either of such events, we have agreed to issue to Mr. Hicks, as an incentive bonus, 250,000 of our common shares. Mr. Hicks is currently entitled to receive these common shares because the condition stated in subparagraph (a) above has been met. These common shares have not yet been issued. The term of this agreement commenced on April 13, 2007 and expires April 13, 2009. On April 13, 2007, we issued 900,000 share purchase warrants to Mr. Hicks as required by this consulting agreement. On July 5, 2005, we granted to Mr. Hicks 500,000 options to purchase shares of our common stock at an exercise price of $0.50 per share expiring on June 26, 2015. The exercise price of these options was repriced to $0.25 on December 13, 2005. Also on July 5, 2005, we granted Mr. Hicks 500,000 options to purchase shares of our common stock at an exercise price of $0.10 per share expiring on June 26, 2015. The exercise price of these options was repriced to $0.25 on December 13, 2005. On February 7, 2006 we granted to Mr. Hicks 200,000 options to purchase shares of our common stock at an exercise price of $0.49 per share expiring on February 7, 2011.

In March of 2006, we entered into a written consulting agreement with Hamish Malkin dated as of November 1, 2005. This written agreement confirmed the terms of our oral agreement with Mr. Malkin dated on or about November 1, 2005, whereby he agreed to act as our Chief Financial Officer and we agreed to pay him a consulting fee of approximately $1,039 (CDN $1,200) per month during the months of November and December of 2005 and a consulting fee of approximately $2,500 (CDN $2,500) per month for each month during calendar year 2006. In this agreement, we also agreed to grant to Mr. Malkin options to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $0.25 per share. Although this written agreement has expired, Mr. Malkin continues to act as our Chief Financial Officer (and our principal accounting and financial officer) and we continue to pay Mr. Malkin a cash consulting fee for those services. As required by our written agreement with him, on December 13, 2005, we issued options to purchase 200,000 shares of our common stock to Mr. Malkin at an exercise price of $0.25 per share. These options will expire on December 13, 2009.

We have an oral agreement with our bookkeeper, Jie Fang, pursuant to which Ms. Fang keeps our accounting records on an as-needed basis at an hourly rate of approximately $37 (CDN $37.50) per hour. On December 13, 2005 we granted to Ms. Fang 20,000 options to purchase shares of our common stock at an exercise price of $0.25 per share. These options have all vested an expire on December 13, 2009. On March 10, 2006 we granted to Ms. Fang 20,000 options to purchase shares of our common stock at an exercise price of $0.62 per share. These options have all vested and expire on March 10, 2010.

We also have an oral consulting agreement with Diego Guido, who was appointed as our Vice President, Exploration effective July 1, 2008. He supervises the geological aspects of data compilation, interpretation and design of exploration programs for detail mapping, reconnaissance exploration and drill targeting. Until June, 2008, Mr. Guido worked for us on an “as-required” basis and we paid him at a daily rate for time spent. Since June, 2008, he has begun to work for us on a full time basis and we have paid him $7,000 per month. In addition to this compensation, on December 7, 2006 we awarded to Mr. Guido an incentive bonus in the form of 15,000 shares of our common stock and, on May 11, 2007, we awarded to Mr. Guido an additional incentive bonus in the form of 35,000 shares of our common stock. On December 13, 2005 we granted to Mr. Guido 50,000 options to purchase shares of our common stock at an exercise price of $0.25 per share. These options have all vested and expire on December 13, 2009. On March 10, 2006, we granted to Mr. Guido 50,000 options to purchase shares of our common stock at an exercise price of $0.62 per share. These options have all vested and expire on March 10, 2010.

Our subsidiary, SCRN Properties Ltd., employs Orlando Rionda as its full-time legal representative in Argentina. Mr. Rionda performs administrative tasks on a full-time basis and looks after our local claims management, accounting, field logistical support, legal administration, field staffing and other matters in Argentina. Until June, 2008, our subsidiary paid Mr. Rionda at a rate of $75 per day for each day worked in the office and $150 per day for each work day spent in the field. Since June, 2008, our subsidiary has paid him $5,000 per month. In addition to this compensation, on December 7, 2006, we awarded to Mr. Rionda an incentive bonus in the form of 15,000 shares of our common stock and, on May 11, 2007, we awarded to Mr. Rionda an additional incentive bonus in the form of 35,000 shares of our common stock. On June 27, 2005, we granted to Mr. Rionda 50,000 options to purchase shares of our common stock at an exercise price of $0.25 per share. These options have all vested and expire on June 26, 2010. On March 10, 2006, we granted to Mr. Rionda 50,000 options to purchase shares of our common stock at an exercise price of $0.62 per share. These options have all vested and expire on March 10, 2010.

We had an oral consulting agreement with Primoris Group Inc., a Toronto, Ontario, Canada based investor relations firm pursuant to which Primoris Group provided our company with services and advice relating to our website, press releases and investor communications. In exchange for these services, we paid to Primoris Group Inc. a monthly consulting fee of $3,500. On September 26, 2007, we entered into a written consulting agreement with Primoris Group Inc., pursuant to which we agreed to pay Primoris Groups Inc. a monthly consulting fee of $5,500 for its media and investor relations services, effective October 1, 2007. In addition, on May 11, 2007, we granted to Primoris Group Inc. 150,000 options to purchase common shares of our company at an exercise price of $1.35. These options have all vested and expire on May 11, 2011.

Outstanding Equity Awards at January 31, 2008

The following table presents information regarding the outstanding equity awards held by each of the named executive officers as of January 31, 2008.

OPTION AWARDS						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Kenneth Hicks	333,334	N/A	333,334	$0.25	Jun 26/15	Nil	Nil	Nil	Nil
Hamish Malkin	200,000	N/A	200,000	$0.25	Dec 13/09	Nil	Nil	Nil	Nil
Orlando Rionda	50,000	N/A	50,000	$0.25	Jun 26/10	Nil	Nil	Nil	Nil
Orlando Rionda	50,000	N/A	50,000	$0.62	Mar 10/10	Nil	Nil	Nil	Nil

Securities authorized for issuance under equity compensation plans

On February 16, 2005, our board of directors approved our 2005 Incentive Stock Plan, or 2005 Incentive Plan. Under the 2005 Incentive Plan, options may be granted only to our directors, officers, employees and consultants as determined by our board of directors. Pursuant to the plan, we reserved for issuance 2,500,000 shares of our common stock. On May 11, 2007, we granted 150,000 stock options to a consultant of our company with an exercise price of $1.35 pursuant to the plan. These options expire on May 11, 2011. As at January 31, 2008, there were 10,000 shares of our common stock still available for future grant under the plan.

On November 10, 2007, our directors adopted our 2007 Stock Option Plan. Our 2007 Stock Option Plan permits our company to issue up to 5,662,310 shares of our common stock to directors, officers, employees and consultants of our company. The form of the 2007 Stock Option Plan is subject to the approval of our stockholders.

On November 13, 2007, we issued 100,000 stock options to a member of our advisory board. These options were issued pursuant to our 2007 Stock Option Plan with an exercise price of $1.13 per share and a term of five (5) years. These stock options are not exercisable until the 2007 Stock Option Plan has been approved by our stockholders.

Equity Compensation Plan Information

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	nil	nil	nil
2005 Stock Option Plan (an equity compensation plan not approved by security holders)	1,623,334	$0.48	10,000
2007 Stock Option Plan (an equity compensation plan not approved by security holders)	100,000(1)	$1.13	5,562,310
Total	1,723,334	$0.52	5,572,310

(1)	These options may not be exercised until we have obtained the approval of the 2007 Stock Option Plan by our stockholders.

Repricing of Options/SARS

No SAR’s have been granted by our company.

Stock options become exercisable at dates determined by the Board at the time of granting the option and have initial terms of five years or less.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our compensation committee and our board of directors.

We entered into a consulting agreement with Frontera Geological Services Ltd. which provides for an incentive bonus for Kenneth Hicks for his services as President of our company. Mr. Hicks will receive 250,000 common shares of our stock if (a) during the period beginning on April 13, 2007 and expiring on April 13, 2008, our income was equal to or greater than $5,000,000 (U.S.) from all sources (including revenue from operations, sale of properties or any interest therein, sale of equity and similar income but excluding income from the sale of debt securities), or (b) during the period beginning on April 13, 2007 and expiring on April 13, 2009, the average price of our common shares on any single market for 20 consecutive trading-days equals or exceeds $3.00 (U.S.). Mr. Hicks is currently entitled to receive these common shares because the condition stated in subparagraph (a) above has been met. These common shares have not yet been issued.

The consulting agreement with Frontera also provides that, should Mr. Hicks be terminated prior to April 13, 2009 for any reason, other than for cause, he will receive a lump sum equal to his contract fee (plus value added taxes) for either (i) six months (ii) the remainder of the term or (iii) two months for each year Mr. Hicks worked for us since February 2004, whichever is greater. In addition to the termination fee,

Mr. Hicks will also receive the incentive bonus set out in his consulting agreement, regardless of whether it has been earned.

In the event of a change of control, Mr. Hicks will receive a lump sum of equal to his fee (plus value added taxes) for twelve moths, upon payment of which Mr. Hicks will be deemed to have resigned as a director and his consulting agreement will expire. A change of control is defined in the consulting agreement which can be viewed at http://www.sec.gov/Archives/edgar/data/1167887/000108503707000857/exhibit10_1.htm

Other than our 2005 Stock Option Plan, our 2007 Stock Option Plan and Mr. Hicks’ incentive bonus, we do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

Other than the provisions of the consulting agreement with Frontera described above, we have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Compensation of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings. We have not paid any director's fees or other cash compensation for services rendered as a director during the fiscal year ended January 31, 2008.

Other than as previously mentioned, we have no formal plan for compensating our directors for their service in their capacity as directors, although our directors could in the future receive stock options to purchase common shares if any are awarded by our board of directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Dividend Policy

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on our common shares, our intention is to retain future earnings for use in our operations and the expansion of our business.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended January 31, 2008, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

PROPOSAL 2: SELECTION OF INDEPENDENT AUDITORS

The Board recommends the ratification by the stockholders of the appointment by the Board of Morgan & Company as our independent auditors for the fiscal year ending January 31, 2009. In the absence of instructions to the contrary, the shares of common stock represented by a proxy delivered to the Board will be voted “For” the ratification of the appointment of Morgan & Company. Representatives of Morgan & Company will not be present at the annual meeting to respond to stockholders’ questions. However, we will provide contact information for Morgan & Company to any stockholders who would like to contact the firm with questions.

The ratification by the stockholders of the appointment by the Board of Morgan & Company as our independent auditors is not required under the Delaware corporate laws, our bylaws or otherwise. However, the Board is submitting the appointment of Morgan & Company as our independent auditors for the ratification by the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee will consider whether to retain that firm.

Independent Auditors’ Fees

The following table represents the aggregate fees billed for professional services rendered by Morgan & Company for the years ended January 31, 2008 and January 31, 2007.

	Year Ended January 31
	2008	2007
Audit Fees(1)	$43,295	$36,300
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$43,295	$36,300

(1)

Professional services rendered for the audit of our annual financial statements and review of the financial statements included our quarterly reports and services that are normally provided by Morgan & Company in connection with statutory and regulatory filings or engagements for these fiscal years.

Our audit committee pre-approves all services performed by Morgan & Company as described above prior to Morgan & Company’s engagement to perform such services. All of the above services were reviewed and pre-approved by our audit committee before those services were rendered.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MORGAN & COMPANY AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 2009.

PROPOSAL 3: APPROVAL OF THE 2007 STOCK OPTION PLAN

On November 10, 2007, our directors adopted our 2007 Stock Option Plan. Our 2007 Stock Option Plan permits our company to issue up to 5,662,310 shares of our common stock to directors, officers, employees and consultants of our company.

On November 13, 2007, we issued 100,000 stock options to Patrick Downey, a nominee for director. These options were issued pursuant to our 2007 Stock Option Plan with an exercise price of $1.13 per share and a term of five (5) years. These stock options are not exercisable until the 2007 Stock Option Plan approved by our board of directors has been approved by our stockholders.

As of January 31, 2008, there were 5,562,310 shares of our common stock still available for future grant under our 2007 Stock Option Plan.

Except for 100,000 stock options issued on November 13, 2007, no benefits or amounts have been allocated to anybody under our 2007 Stock Option Plan. All such allocations are left to the discretion of the Plan Administrator acting in accordance with the requirements of the Plan.

The following table summarizes certain information regarding our equity compensation plans as at January 31, 2008:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	nil		nil	nil
2005 Stock Option Plan (an equity compensation plan not approved by security holders)	1,623,334		$0.48	10,000
2007 Stock Option Plan (an equity compensation plan not approved by security holders)	100,000	(1)	$1.13	5,562,310
Total	1,723,334		$0.52	5,572,310

(1)	These options may not be exercised until we have obtained the approval of the 2007 Stock Option Plan by our stockholders.

Share Reserve

The aggregate number of shares that may be delivered under the 2007 Stock Option Plan at any given time shall not exceed 5,662,310 shares.

Program

The 2007 Stock Option Plan is a discretionary option grant program, under which the compensation committee may grant (i) nonqualified stock options to purchase shares of common stock to employees, officers, directors and consultants; (ii) incentive stock options to purchase shares of common stock to employees, officers, directors and consultants; and (iii) stock appreciation rights to eligible individuals who have been granted options under the plan.

Eligibility

The individuals eligible to participate in the 2007 Stock Option Plan include officers and other employees, directors and consultants. There are approximately ten individuals eligible to participate in the 2007 Stock Option Plan.

Administration

The plan committee will administer the discretionary option grant program. The compensation committee will determine which individuals are to receive option grants, the number of shares to be subject to each grant, the date of grant , the termination of the options, the option term, vesting schedules and all other terms and conditions pertaining to the plan.

Plan Features

The 2007 Stock Option Plan includes the following features:

The number of options granted to any one person in any 12 month period may not exceed 5% of our issued shares of common stock at the time of grant.

The number of options granted to any one consultant may not exceed 2% of our issued shares of common stock at the time of grant.

The number of options granted to any employee and/or consultant conducting investor relations activities may not exceed 2% of our company’s issued shares of common stock.

Options granted pursuant to the 2007 Stock Option Plan shall vest and become exercisable pursuant to the following vesting schedule:

a)	25% of the option shall vest in and be exercisable by the employee six (6) months from the date of granting;
b)	25% of the option shall vest in and be exercisable by the employee nine (9) months from the date of granting;
c)	25% of the option shall vest in and be exercisable by the employee twelve (12) months from the date of granting;
d)	25% of the option shall vest in and be exercisable by the employee eighteen (18) months from the date of granting.

No other vesting provisions shall apply unless the plan committee determines it is necessary. Options issued to consultants performing investor relations activities (as defined in the 2007 Stock Option Plan) must vest in stages over 12 months with no more that 1/4 of the options vesting in any three month period.

All of the options granted pursuant to the 2007 Stock Option Plan are non-assignable and non-transferable.

Amendment and Termination

The board of directors may at any time suspend, amend or terminate the 2007 Stock Option Plan. No options may be granted during any suspension of the plan or after the date of termination. The amendment, suspension or termination of the plan shall not, without the consent of the option holders, alter or impair any rights or obligations under any option previously granted under the plan.

Federal Income Tax Consequences

The following discussion is intended to be only a general description of the tax consequences of the 2007 Stock Option Plan under the provisions of U.S. federal income tax law currently in effect and does not address any estate, gift, state, local or non-U.S. tax laws. U.S. federal income tax law is subject to change at any time, possibly with retroactive effect. Accordingly, each grantee should consult a tax advisor regarding his or her specific tax situation.

Incentive Stock Options

The grant of an incentive stock option does not give rise to federal income tax to the grantee. Similarly, the exercise of an incentive stock option generally does not give rise to federal income tax to the grantee, as long as the grantee is continuously employed by the company from the date the option is granted until the date the option is exercised. This employment requirement is subject to certain exceptions. However, the exercise of an incentive stock option may increase the grantee’s alternative minimum tax liability, if any.

If the grantee holds the option shares for more than two years from the date the option is granted and more than one year from the date of exercise, any gain or loss recognized on the sale or other disposition of the option shares will be capital gain or loss, measured by the difference between the sales price and the amount paid for the shares by the grantee. The capital gain or loss will be long-term or short-term, depending on the grantee’s holding period for the shares. If the grantee disposes of the option shares before the end of the required holding period, the grantee will recognize ordinary income at the time of the disposition equal to the excess, if any, of (i) the fair market value of the option shares at the time of exercise (or, under certain circumstances, the selling price, if lower) over (ii) the option exercise price paid by the grantee. Any additional amount received by the grantee would be treated as capital gain. Under current U.S. law, there is a maximum tax rate of 15% for long-term capital gains. The deductibility of capital losses is subject to certain limitations.

We are generally not entitled to a tax deduction at any time with respect to an incentive stock option. If, however, the grantee does not satisfy the employment or holding period requirements described above, we will be allowed a deduction in an amount equal to the ordinary income recognized by the grantee, subject to certain limitations and W-2 reporting requirements.

Non-Statutory Stock Options.

The grant of a non-statutory stock option generally does not result in federal income tax to the grantee. However, the grantee will recognize taxable ordinary income upon the exercise of a non-statutory option equal to the excess of the fair market value of the option shares on the exercise date over the option exercise price paid. Slightly different rules may apply to grantees who acquire stock under options subject to certain vesting requirements or who are subject to Section 16(b) of the Exchange Act. With respect to employees, we may be required to withhold income and employment taxes based on the amount of ordinary income recognized by the grantee.

On the sale of the option shares, the grantee will recognize capital gain or loss in an amount equal to the difference between the sales price and the sum of the exercise price paid by the grantee for the shares plus any amount recognized as ordinary income upon the exercise of the option. The capital gain or loss will be long-term or short-term depending on the grantee’s holding period for the shares.

We will be allowed a tax deduction on the exercise of the option by the grantee, equal to the amount of ordinary income recognized by the grantee, subject to certain limitations and W-2 or 1099 reporting requirements.

Taxation of Deferred Compensation.

Recently enacted Section 409A of the Internal Revenue Code imposes immediate taxation, with interest and a 20% excise tax, on certain deferred compensation that does not meet the requirements of the Section. Adverse treatment under Section 409A applies to stock appreciation rights that are granted below fair market value or that can be exercised for cash without a fixed payment date and to nonstatutory stock options that are granted below fair market value. If any award granted under this Plan does not comply with the Section 409A requirements, the affected employee will be subject to the adverse tax consequences discussed in this paragraph.

Certain Limitations on Deductibility of Executive Compensation.

Section 162(m) of the Internal Revenue Code generally denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction attributable to stock options). Certain kinds of compensation, including qualified “performance-based compensation”, are disregarded for purposes of the deduction limitation. Compensation attributable to stock options will qualify as performance-based compensation if the exercise price of the options is no less than the fair market value of stock on the date of grant, the options are granted by a compensation committee comprised solely of “outside directors” (as defined in the Treasury Regulations issued under Section 162(m)) and certain other requirements are met.

The 2007 Stock Option Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) and is not qualified under Section 401(a) of the Internal Revenue Code.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE 2007 STOCK OPTION PLAN.

Inclusion of Future Stockholder Proposals in Proxy Materials

Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders must be received no later than April 3, 2009. If we change the date of our next annual meeting of stockholders by more than 30 days from the date of the previous year’s annual meeting of stockholders, then the deadline is a reasonable time before we begin to print and send our proxy materials. All such proposals must comply with the requirements of Rule 14a-8 of Regulation 14A of the Securities Exchange Act of 1934, as amended which sets forth specific requirements and limitations applicable to nominations and proposals at annual meetings of stockholders.

All stockholder proposals, notices and requests should be made in writing and sent via registered, certified or express mail, to Argentex Mining Corporation, 602 – 1112 West Pender Street, Vancouver, British Columbia V6E 2S1, Canada, Attention: President.

With respect to business to be brought before the 2008 annual meeting to be held on September 10, 2008, we have received no notices from stockholders that we were required to include in this proxy statement.

“Householding” of Proxy Material

We are sending only one set of 2008 annual meeting materials to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple packages. This practice, known as “householding,” is intended to eliminate duplicate mailings, conserve natural resources and help us reduce our printing and mailing costs

If you share an address with another stockholder and received only one set of 2008 annual meeting materials and would like to request a separate set of 2008 annual meeting materials, please send your request to: Argentex Mining Corporation, 602-1112 Pender St W., Vancouver, British Columbia V6E 2S1, Canada, Attn: President, call the President at (604) 568-2496, or visit our website at www.argentex.com. We will deliver a separate set of these materials promptly upon receipt of your written or oral request.

If you share an address with another stockholder and receive multiple sets of 2008 annual meeting materials and would like to request delivery of a single set of 2008 annual meeting materials, please send your request using the same method as set forth above.

Annual Report and Financial Statements

Attention is directed to the financial statements contained in our annual report to stockholders on Form 10-KSB/A for the year ended January 31, 2008, which was filed with the SEC on May 8, 2008. A copy of the annual report to stockholders has been sent, or is concurrently being sent, to all stockholders of record as of July 18, 2008.

Availability of Form 10-KSB

A paper copy of our annual report on Form 10-KSB for the fiscal year ended January 31, 2008 which has been filed with the Securities and Exchange Commission, including the financial statements, but without exhibits, will be provided without charge to any stockholder or beneficial owner of our shares of common stock upon written request to President, Argentex Mining Corporation, 602 – 1112 West Pender Street, Vancouver, British Columbia V6E 2S1, Canada.

We file annual and other reports, proxy statements and other information with certain Canadian securities regulatory authorities and with the Securities and Exchange Commission (the “SEC”) in the United States. The documents filed with the SEC are available to the public from the SEC’s Web site at http://www.sec.gov. The documents filed with the Canadian securities regulatory authorities are available at http://www.sedar.com.

Registrar and Transfer Agent

Our registrar and transfer agent is Computershare Trust Company, N.A., 350 Indiana St., Suite 800, Golden, CO 80401 (telephone (800) 962-4284; facsimile (303) 262-0700).

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD. STOCKHOLDERS MAY ALSO VOTE THEIR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING INSTRUCTIONS ON THE PROXY STATEMENT. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK, OR OTHER ORGANIZATION, PLEASE FOLLOW THE VOTING INSTRUCTION FORM SENT TO YOU BY YOUR BROKER, BANK OR OTHER ORGANIZATION IN ORDER TO VOTE YOUR SHARES.

By Order of the Board of
Directors:

/s/ Kenneth Hicks
Kenneth Hicks
President

Dated: July 22, 2008

Appendix

     A. Argentex Mining Corporation 2007 Stock Option Plan

APPENDIX "A"

ARGENTEX MINING CORPORATION

STOCK OPTION PLAN

Adopted November 10, 2007

ARTICLE 1
PURPOSE

1.1 General Purpose. The purpose of this Plan is to promote the interests of the Employees and the Company by:

(a)	furnishing Employees with an opportunity to invest in the Company in a simple and cost effective manner;

(b)	better aligning the interests of Employees with those of the Company and its shareholders through the ownership of Common Shares of the Company.

ARTICLE 2
DEFINITIONS AND INTERPRETATIONS

2.1	Definitions. In this Plan, unless the context otherwise requires:

“Affiliate” shall have the meaning ascribed to that term in the Securities Act (British Columbia) as from time to time amended, supplemented or re-enacted;

“Associate” shall have the meaning ascribed to that term in the Securities Act (British Columbia) as from time to time amended, supplemented or re-enacted;

“Board of Directors” means the board of directors of the Company as constituted from time to time;

“Consultant” means any person engaged by the Company or any Designated Subsidiary to render ongoing management or consulting services;

“Company” means Argentex Mining Corporation and its successors;

“Designated Subsidiary” means a Subsidiary of the Company, which has not been excluded by the Board of Directors from participating in this Plan;

“Disability” means a physical or mental incapacity of a nature which the Plan Committee has determined prevents or would prevent the Employee from satisfactorily performing the duties of his or her position with the Company or any of its Designated Subsidiaries;

“Disinterested Shareholder Approval” means, if the Company is decreasing the exercise price of stock options previously granted to Insiders, approval by a majority of the votes cast by all members at the members’ meeting called for such purpose excluding the votes attaching to shares beneficially owned by Insiders to whom Options may be granted under the Plan and their Associates. For purposes of such meeting, holders of non-voting and subordinate voting shares must be given full voting rights on the matter.

“Employee” means an individual who is considered an employee of the Company or a Designated Subsidiary of the Company under the provisions of the Income Tax Act (Canada), or an individual who works full or part time on a regular basis for the Company or a Designated Subsidiary of the Company providing services normally provided by an employee and subject to the same control and direction by the Company or the Designated Subsidiary regarding details and methods of work as an employee, and, for purposes of this Plan, shall include a Consultant, a director of the Company or a Designated Subsidiary and an officer of the Company or a Designated Subsidiary;

“Exchange” means the TSX Venture Exchange or such other stock exchange or exchanges or other trading facility or system on which the Shares of the Company may be listed or traded and if the Shares are listed or traded on more than one exchange, facility or system, for purposes of determining Market Value, “Exchange” means such exchange, facility or system on which the largest volume of trading has occurred on the relevant date or within the relevant period;

“Grant” means the grant of an Option to an Employee in accordance with Article 7 hereof;

“Insiders” means:

(a)

an insider as defined in the Securities Act (British Columbia) as from time to time amended, supplemented or re-enacted, other than a person who falls within that definition solely by virtue of being a director or senior officer of a Subsidiary of the Company; and

(b)	an Associate of any person who is an insider by virtue of (a) above;

“Market Value” of a Share means the closing trading price for the Shares on the Exchange on the last trading day immediately prior to the date of the Grant;

“Option” means an option granted to an Employee pursuant to Article 8 hereof to purchase a prescribed number of Shares, from treasury, subject to such terms and conditions as determined by the Board of Directors and as evidenced by an Option Agreement;

“Option Agreement” means the written agreement entered into between the Company and the Employee evidencing an Option granted hereunder and setting out the terms and conditions of such Option;

“Option Period” means the period during which an Option may be exercisable;

“Plan” means this Stock Option Plan as the same may be amended, supplemented, modified or restated and in effect from time to time;

“Plan Committee” means the committee of the Board of Directors, comprised of not less than three directors, that has been authorized and appointed by the Board of Directors from time to time to administer this Plan and, if no such committee has been authorized or appointed, the Board of Directors itself;

“Reserved for Issuance” means Shares which may be issued in the future upon the exercise of Options granted under this Plan;

“Shares” means the common shares without par value in the capital of the Company, subject to adjustment as set out in Article 10 hereof;

“Subscription Price” means the price per Share at which Shares may be purchased upon exercise of an Option; and

“Subsidiary” has the meaning ascribed to the term subsidiary in the British Columbia Business Corporations Act.

2.2 Interpretation. In this Plan, unless the context otherwise requires, the masculine gender includes the feminine gender and the singular includes the plural and vice versa.

ARTICLE 3
ADMINISTRATION

3.1 Administration of the Plan. This Plan shall be administered by the Plan Committee.

3.2 Plan Committee Action. Subject to the provisions of this Plan, the Plan Committee may make such determinations under, interpretation of, take such steps and actions in connection with and establish such rules and regulations concerning this Plan or any Grants pursuant to this Plan as it may consider necessary or advisable including, but not limited to, calculating and determine the Subscription Price of Options to be granted hereunder and issuance of Shares upon the exercise thereof.

3.3 Plan Committee Decisions Binding. All questions arising as to the interpretation of this Plan or any Grants hereunder shall be determined by the Plan Committee from time to time, and any such determination will, absent manifest error, be final, binding and conclusive for all purposes.

ARTICLE 4
LIMITATIONS ON GRANTS OF OPTIONS UNDER THIS PLAN

4.1 Plan Committee to Establish Criteria. The Plan Committee may establish such criteria and policies as it may consider fit for designating Employees who may be eligible to receive and to whom Options may be granted hereunder.

4.2 Limitation on Grants. Subject to the provisions hereof, the following terms and conditions shall apply to all Options granted under this Plan:

(a)	a majority of the Shares Reserved for Issuance under this Plan may be reserved for Options to Insiders of the Company;

(b)	unless the Company has obtained all required regulatory approvals, including approval of the Exchange and, if required, approval of the shareholders of the Company to permit otherwise:

(i)

the number of Shares Reserved for Issuance to Insiders and Employees pursuant to this Plan together with all of the Shares reserved with respect to the Company’s other previously established stock option plans or grants may not at any time exceed 5,662,310 Shares;

(ii)

(A) in any twelve-month period, the number of Shares issued in that period to Insiders pursuant to this Plan, together with the Company’s other previously established stock option plans or other security based compensation arrangements, shall not exceed 10% of the issued Shares; and

(B) the number of Shares issuable to Insiders pursuant to this Plan, together with the Company’s other previously established stock option plans or other security based compensation arrangements, shall not exceed 10% of the issued Shares at any time;

(iii)

in any twelve-month period, the number of Shares represented by Grants in that period to any one person and such person’s Associates pursuant to this Plan, together with the number of Shares represented by all options granted in that period to such person and such person’s Associates with respect to all of the Company’s other previously established stock option plans or grants shall not exceed 5% of the issued Shares;

(iv)

in any twelve-month period, the number of Shares represented by Grants in that period to any one Consultant pursuant to this Plan, together with the number of Shares represented by all options granted in that period to such Consultant with respect to all of the Company’s other previously established stock option plans or grants shall not exceed 2% of the issued Shares;

(v)

in any twelve-month period, the number of Shares represented by Grants in that period pursuant to this Plan to all Employees and/or Consultants conducting investor relations activities, and/or the Associates of such Employees and/or Consultants conducting investor relations activities, together with the number of Shares represented by all options granted in that period to such Employees and/or Consultants and the Associates of such Employees and/or Consultants with respect to all of the Company’s other previously established stock option plans or grants shall not exceed 2% of the issued Shares; and

(vi)

all options granted to Consultants and/or their Associates performing investor relations activities on behalf of the Company must be subject to vesting provisions which shall provide that the granted options will vest in stages over a period of time which shall not be less than twelve months with each stage not being less than three months with no more than one quarter of the granted options vesting in any three month period.

ARTICLE 5
MAXIMUM NUMBER OF SHARES

5.1 Shares Subject to this Plan. The maximum number of Shares Reserved for Issuance upon exercise of Options granted pursuant to the provisions of this Plan at any time shall not exceed 5,662,310 common shares of the Company less any Shares required to be reserved with respect to any other options granted prior to the adoption and implementation of this Plan. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again been available for the purpose of this Plan. Any Options exercised shall not again be available for the purpose of this Plan.

ARTICLE 6
VESTING

6.1 Vesting Provisions. Unless approved by or permitted by the rules and regulations of the Exchange and approved by the Plan Committee, any Options granted under the Plan shall vest and may be exercisable by the Employee as follows:

(a)	25% of the Options shall vest in and be exercisable by the Employee six (6) months from the date of granting;

(b)	25% of the Options shall vest in and be exercisable by the Employee nine (9) months from the date of granting;

(c)	25% of the Options shall vest in and be exercisable by the Employee twelve (12) months from the date of granting; and

(d)	25% of the Options shall vest in and be exercisable by the Employee eighteen (18) months from the date of granting.

Save and except as aforesaid, no vesting provisions shall apply unless in any particular instance of grant, the Plan Committee determines vesting to be necessary, in which event, vesting shall be as determined by the Plan Committee.

ARTICLE 7
TERMS AND CONDITIONS OF GRANTS

7.1 Terms and Conditions of Grants. Subject to the provisions of this Plan, the Plan Committee shall, in its sole discretion and from time to time, determine those Employees to whom Grants shall be made, the number of Shares subject to such Grants, the Subscription Price therefor, the date on which Grants are to be made and the Option Period. The Plan Committee may also:

(a)	determine, in connection with any Grant, any vesting, performance or other conditions which must be satisfied before an Option is exercisable;

(b)	approve the form or forms of and enter into Option Agreements with respect to any Grant; and

(c)	determine such other terms and conditions (which need not be identical) of any Options granted hereunder.

ARTICLE 8
OPTION AGREEMENTS

8.1 Option Agreements. Each Option covered by a Grant shall be evidenced by a written Option Agreement between the Company and the Employee, such agreement to contain such terms and conditions, not inconsistent with provisions of this Plan, as may be established by the Plan Committee, and which terms and conditions shall include the following:

(a)	the Subscription Price in respect of any Option shall not be less than the Market Value of the Shares with respect to such Grant less the any discount permitted by the policies of the Exchange;

(b)	the Option Period shall not exceed five (5) years from the date of Grant and no Option may be exercised upon the expiry of the Option Period applicable thereto;

(c)	unless otherwise set out in the Option Agreement with respect to any particular Grant, Options shall be exercisable at any time and from time to time after the Grant;

(d)

except as set out in Article 9, no Option may be exercised unless the Employee is, at the time of such exercise, an officer or director of or an Employee who has been continuously employed, elected, appointed or engaged by the Company or a Designated Subsidiary, as the case may be, since the date of the Grant provided that absence on leave with the approval of the Company or Designated Subsidiary or a change in duties or position of the Employee shall not constitute an interruption of employment for purposes of this Plan;

(e)

for Options granted to employees, management company employees and Consultants, a representation and warranty by the Company that the optionee is a bona fide employee, management company employee or Consultant, as the case may be;

(f)

the issuance of Shares upon the exercise of any Option shall be contingent upon satisfaction by the Employee of the terms and conditions of the Option Agreement (or other written agreement) and receipt in full by the Company of the Subscription Price for the number of Shares in respect of which the Option is being exercised in cash, by cheque, certified cheque, bank draft, wire transfer or any combination thereof;

(g)	the Option may not be assigned or transferred and shall be exercisable only by the Employee or the Employee’s legal guardian or legal representative; and

(h)

any amendment to the Option subsequent to its Grant, where the optionee is an Insider of the Company or an Affiliate of an Insider of the Company at the time of the amendment, and where such amendment has the effect of reducing the exercise price of the Option, before becoming effective, must first receive Disinterested Shareholder Approval.

ARTICLE 9
TERMINATION OF EMPLOYMENT

9.1 Termination Due to Death. All agreements representing Grants pursuant to this Plan shall provide that in the event of the death of an optionee, either while an Employee of the Company or any Designated Subsidiary, the heirs, executors or other legal representatives of the Employee may exercise any Option granted to such Employee, to the extent such option was exercisable by the Employee at the date of his death, for a period of one year following the date of death of the Employee.

9.2 Termination For Other Reasons. All agreements representing Grants pursuant to this Plan shall provide that in the event an Employee’s employment with or engagement by the Company or any Designated Subsidiary ceases or is terminated for any reason other than death, the Option shall terminate on a date determined by the Plan Committee at the time of the Grant, but in no event later than ninety days following the date of termination, or thirty days, if the Employee was engaged in investor relations activities.

9.3 No Right to Continued Employment. This Plan shall not confer upon any Employee any right with respect to their employment or continued employment or engagement by the Company or any Designated Subsidiary nor shall it interfere in any way with the right of the Company or such Designated Subsidiary to terminate any Employee’s employment at any time.

ARTICLE 10
ADJUSTMENT OR ALTERATION OF SHARE CAPITAL

10.1 Subdivision, Consolidation etc. In the event of a subdivision or consolidation of the outstanding Shares or the payment of a stock dividend thereon, the number of Shares reserved or authorized to be reserved under this Plan, the number of Shares issuable on the exercise of an Option and the Subscription Price therefor shall be increased or reduced proportionately and such other adjustments shall be made as may be deemed necessary or equitable by the Plan Committee.

10.2 Capital Reorganization, Merger etc. In the event of any reclassification, redesignation, change or other capital reorganization of the outstanding Shares (other than as set out in Section 10.1 above) or if the Company amalgamates, consolidates with or mergers with or into another body corporate, whether by way of amalgamation, statutory arrangement or otherwise (the right to do so being hereby expressly reserved), then upon the exercise of an Option, the Employee shall be entitled to receive and shall accept in lieu of the number of Shares he or she would otherwise be entitled to, such number or amount of Shares securities, property or cash which the Employee would have received upon such reclassification, redesignation, change or capital reorganization or amalgamation, consolidation or merger as determined by the Plan Committee as being equitable in the circumstances, as if the Employee had exercised his or her Option immediately prior to the effective date thereof and in connection therewith the Subscription Price may be adjusted as may be deemed equitable by the Plan Committee in the circumstances.

10.3 Other Changes in Capital. In the event of any other change affecting the Shares, such adjustment, if any, shall be made as may be deemed equitable by the Plan Committee in the circumstances.

10.4 No Fractional Shares. No adjustment provided in this Article 10 shall require the Company to issue a fractional Share and the total adjustment with respect to any Option shall be limited accordingly.

10.5 No Adjustment for Cash Dividends or Rights Offerings. No adjustment to any Option shall be made pursuant to this Article 10 in respect of the payment of any cash dividend or in respect of the distribution of any other rights where the record date for such distribution is prior to the date of issuance of any Shares upon the exercise of any Option.

ARTICLE 11
AMENDMENT AND TERMINATION

11.1 Amendment, Suspension or Termination of this Plan. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time in accordance with applicable legislation and subject to required approval. No such amendment, suspension or termination shall alter or impair any Options or any rights pursuant thereto granted previously to any Employee without the consent of such Employee. If the Plan is terminated, the provisions of the Plan and any administrative guidelines an other rules and regulations adopted by the Board of Directors and in force at the time of the termination of the Plan shall continue in effect during such time as any Option or any rights pursuant thereto remain outstanding.

11.2 Effect of Termination of Plan. No action by the Board of Directors to terminate this Plan pursuant to this Article 11 shall affect Grants which became effective pursuant to this Plan prior to such action.

11.3 Amendment, Modification or Termination of Options. The Board of Directors may, with the consent of the affected Employees, amend or modify any outstanding Option in any manner to the extent that the Board of Directors would have had the authority to initially grant such award as so modified or amended, including without limitation, to change the date or dates as of which an Option becomes exercisable, subject to any required approvals.

ARTICLE 12
REGULATORY APPROVAL AND APPLICABLE LAWS

12.1 Compliance With Applicable Laws. Notwithstanding anything herein to the contrary, the Company shall not be obliged to cause any Shares to be issued or certificates evidencing Shares to be delivered pursuant to this Plan, where issuance and delivery is not, or would result in the Company not, being in compliance with all applicable laws, regulations, rules, orders of governmental or regulatory authorities and the requirements of the Exchange.

12.2 No Obligation to File Prospectus. The Company shall not be liable to compensate any Employee and in no event shall it be obliged to take any action, including the filing of any prospectus, registration statement or similar document, in order to permit the issuance and delivery of any Shares upon the exercise of any Option in order to comply with any applicable laws, regulations, rules, orders or requirements.

12.3 Condition to Issue of Shares. The Plan Committee may require, as a condition of the issuance and delivery of such Shares or certificates upon the exercise of any Option and in order to ensure compliance with any applicable laws, regulations, rules, orders and requirements that the Employee or the Employee’s heirs, executors or other legal representatives, as applicable, make such covenants, agreements and representations as the Plan Committee may deem necessary or desirable.

ARTICLE 13
GENERAL

13.1 Rights of Shareholders. An Employee entitled to Shares as a result of the exercise of an Option shall not be deemed for any purpose to be, or to have rights as, a shareholder of the Company upon such exercise, except to the extent a share certificate is issued therefor and then only from the date such certificate has been issued.

13.2 Withholding or Deductions of Taxes. The Company or Employer may deduct, withhold, or require an Employee, as a condition of exercise of an Option, to withhold, pay or reimburse any taxes or similar charges, which are required to be paid or withheld in connection with the exercise of any Option.

13.3 No Representation or Warranty. The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provision of this Plan.

13.4 Compliance With Applicable Law, Etc. If any provision of this Plan or any Option Agreement or other agreement entered into pursuant to this Plan contravenes any applicable law, rule, regulation or order, or any policy, by-law or regulation of any regulatory body or Exchange having authority over the Company, this Plan or the Employee, such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith, provided, however, that the Company shall not be responsible to pay and shall not incur any penalty, liability or further obligation in connection therewith. Subject to compliance with applicable securities legislation, and the policy, by-law or regulation of any Exchange, a Grant may be made pursuant to this Plan prior to the receipt of all necessary approvals required by such Exchange provided that the Option Agreement (or other written agreement) evidencing such Grant specifies that such Option may not be exercised, in whole or in part, unless such approvals are received.

13.5 Governing Law. This Plan will be governed by and construed in accordance with the laws of the Province of British Columbia.

ARGENTEX
MINING CORPORATION

000004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 10, 2008.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com/AGXM**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

123456 C0123456789 12345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Kenneth Hicks	☐	☐	02 - Colin Godwin	☐	☐	03 - Jenna Hardy	☐	☐
04 - Rich Thibault	☐	☐	05 - Patrick Downey	☐	☐			

+

Proposal	For	Against	Abstain
2. To ratify the appointment of Morgan & Company as the Company's independent auditors for the fiscal year ending January 31, 2009.	☐	☐	☐
3. To approve the Company's 2007 Stock Option Plan.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT
52AV 0187921

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

<STOCK#> 00XMAD

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Proxy — ARGENTEX MINING CORPORATION

**ANNUAL MEETING (the "Meeting")**
**OF STOCKHOLDERS OF ARGENTEX MINING CORPORATION**
**TO BE HELD AT THE OFFICES OF CLARK WILSON LLP,**
**800 – 885 WEST GEORGIA STREET, VANCOUVER, BRITISH COLUMBIA,**
**ON WEDNESDAY, SEPTEMBER 10, 2008, AT 10:00 A.M. (VANCOUVER TIME).**

The undersigned stockholder ("Registered Stockholder") of the Company hereby appoints, Kenneth Hicks, a director and officer of the Company, or failing him, Jenna Hardy, a director of the Company, or in the place of the foregoing, ______________________________ (*print the name*), as proxyholder for and on behalf of the Registered Stockholder with the power of substitution to attend, act and vote for and on behalf of the Registered Stockholder in respect of all matters that may properly come before the Meeting, and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Stockholder were present at the Meeting, or any adjournment thereof.

The Registered Stockholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the Registered Stockholder as specified herein.